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                                                                   EXHIBIT 23(a)

January 15, 2002

GE Life and Annuity Assurance Company
6610 W. Broad Street
Richmond, Virginia 23230

Re:  GE Life and Annuity Assurance Company
     GE Life & Annuity Separate Account 6
     Pre-Effective Amendment No. 1
     1933 Act File No. 333-67902

Ladies and Gentlemen:

I have served as Counsel to GE Life and Annuity Assurance Company and its GE Life & Annuity Separate Account 6 (the "Separate Account") with regard to the registration of scheduled purchase payment deferred variable annuity contracts being filed on Form S-1 under the Securities Act of 1933. I have examined Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary an appropriate. On the basis of such examination and review, it is my opinion that:

     1. GE Life and Annuity Assurance Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue scheduled purchase payment deferred variable annuity contracts.

     2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

     3. The issuance and sale of the scheduled purchase payment deferred variable annuity contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of GE Life and Annuity Assurance Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-1 for the contracts and the Separate Account.

Sincerely,

/s/ HEATHER HARKER
Heather Harker
Assistant Vice President and Associate General Counsel